12
FIRST RESTATEMENT OF THE
UNIVERSAL FOREST PRODUCTS, INC. DIRECTOR RETAINER STOCK PLAN

1.
ESTABLISHMENT. Universal Forest Products, Inc. (the “Company”) established the Universal Forest Products, Inc. Director Retainer Stock Plan (the “Plan”) for Eligible Directors as an unfunded plan for the benefit of a selected group of non-employee management persons.

2.EFFECTIVE DATE. This First Restatement of the Plan shall become effective immediately upon its approval by the Board of Directors of the Company for Plan Years commencing on or after January 1, 2017.
3.PURPOSE. The purpose of the Plan is to provide Eligible Directors with a means of deferring the receipt of their annual cash and stock retainer fees, and expressing their commitment to the Company by subjecting these deferred fees to the market performance of the Company’s stock.
4.DEFINITIONS.
(a)Reserve Account. The term “Reserve Account” shall have the meaning given in Paragraph 6 of the Plan.
(b)Code. The term “Code” means the Internal Revenue Code, as amended.
(c)Company. The term “Company” shall mean Universal Forest Products, Inc., a Michigan corporation, and its successors and assigns.
(d)Election Agreement. The term “Election Agreement” shall mean each and every Election Agreement executed by an Eligible Director and delivered to the Company hereunder, the form of which is attached to the Plan as Exhibit A, and is incorporated by reference herein.
(e)Eligible Director. The term “Eligible Director’’ shall mean any present or future director of the Company who is not an employee of the Company or any subsidiary of the Company.
(f)Market Price. The term “Market Price” shall mean the closing price of the Stock as reported on the NASDAQ Global Select Market on the date of the required calculation or, if there were no Stock transactions on such day, on the next preceding day on which there were Stock transactions.
(g)Participating Director. The term “Participating Director’’ shall mean an Eligible Director who has executed and delivered an Election Agreement to the Company.
(h)    Payment Date. Payment Date. The term “Payment Date” shall mean the earliest of:
(i)    The Participating Director’s death;
(ii)     The Participating Director’s total and permanent disability, as defined in Treas. Reg. 1.409A-3(i)(4); or
(iii)     The date specified in the Participating Director’s Election Agreement (the “Optional Payment Date”), unless no Optional Payment Date is specified in the Election Agreement, in which case the Optional Payment Date shall be deemed selected and shall be the date of the Participating Director’s Retirement.
No acceleration of the Payment Date is permitted unless authorized under the Code or in the regulations or guidance thereunder.
(i)    Plan Year. The Plan Year shall be January 1 to December 31 of each year.
(j)    Retainer Fee. The term “Retainer Fee” means fees payable with respect to an Eligible Director for his or her services as a director and/or committee member during the Plan Year in question.
(k)    Retirement. The term “Retirement” shall mean the voluntary or involuntary resignation of a director, the removal of a director with or without cause, or the conclusion of a director’s term of office where the director is not reelected by shareholders of the Company to a succeeding term, to the extent such event qualifies as a separation from service within the meaning of Internal Revenue Code Section 409A, as amended, and the Treasury Regulations promulgated thereunder.
(l)    Stock. The term “Stock” shall mean the no par value common stock of the Company.

5.	DIRECTORS’ ELECTIONS. Each Eligible Director may specify in his or her Election Agreement, on an annual basis as set forth in Section 6, to defer receipt of the following forms of compensation:
(a)All or a percentage portion of any annual Retainer Fee that is to be paid to the Eligible Director in cash to which the Eligible Director may be entitled for the next succeeding Plan Year following the year in which the deferral election is made on account of service as a director of the Company (the “Deferred Cash Director Retainer”), and/or
(b)All or a percentage portion of any annual Retainer Fee that is to be paid to the Eligible Director in the form of Stock to which the Eligible Director may be entitled for the next succeeding Plan Year following the year in which the deferral election is made on account of service as a director of the Company (the “Deferred Stock Director Retainer”), and/or
(c)All or a percentage of portion of any annual Retainer Fees paid to an Eligible Director in cash to which the Eligible Director may be entitled for the next succeeding Plan Year following the Plan Year in which the deferral election is made on account of service as a member of a committee of the Board of Directors of the Company, including committee chairperson fees (the “Deferred Committee Retainer” and collectively with the Deferred Cash Director Retainer and Deferred Stock Director Retainer, the “Deferred Retainer”).
6.ELECTION PROCEDURES. In order to participate in the Plan for a particular Plan Year, an Eligible Director must elect in writing on a properly completed and executed Election Agreement to participate, and deliver this Election Agreement to the Company at the address specified in the Election Agreement. Such election must be effective before the beginning of the Plan Year to which the election relates. An Eligible Director may, however, make an election in writing to participate with respect to the remainder of a Plan Year within thirty (30) days after the date the Eligible Director first becomes eligible to participate in the Plan.
7.RESERVE ACCOUNT.
(a)Establishment of Account. The Company shall establish and maintain a Reserve Account for each Participating Director. The Reserve Account shall reflect all entries required to be made pursuant to the terms and conditions of the Participating Director’s Election Agreement. There shall be a separate accounting for each Election Agreement made by each Participating Director.
(b)Credits to Account.
(i)    Cash Deferrals. The Company shall credit to a Participating Director’s Reserve Account a number (to four decimal places) of units that is equal to 110% of the amount of the Participating Directors’ Deferred Cash Director Retainer pursuant to Section 5(a) or the Deferred Committee Retainer pursuant to Section 5(c) pursuant to an Election Agreement, as periodically earned by the Participating Director divided by the Market Price on the day upon which such amounts are earned. For this purpose, the amounts of a Participating Director’s Deferred Cash Director Retainer Fee are deemed earned on May 1 (February through April service amounts), August 1 (May through July service amounts), November 1 (August through October service amounts), and the next February 1 (November through January service amounts).
(ii)    Stock Deferrals. The Company shall credit to the Reserve Account the number of units that is equal to 100% of the number of shares of Stock deferred pursuant to the Participating Directors’ Deferred Stock Director Retainer pursuant to Section 5(b) (including any fractional shares), as periodically earned by the Participating Director. For this purpose, the amounts of a Participating Director’s Deferred Stock Director Retainer Fee are deemed earned on May 1 (February through April service amounts), August 1 (May through July service amounts), November 1 (August through October service amounts), and the next February 1 (November through January service amounts).

(iii)    Credits for Dividend Payments. The Company shall credit to the Reserve Account, on each day the Company declares a cash dividend to holders of the Stock, that number (to four decimal places) of units that is equal to the total number of units in the Participating Director’s Reserve Account on the declaration date for such dividend, multiplied by the cash dividend per share of Stock dividend by the Market Price on the declaration date for such dividend.
(iv)    Adjustments. The number of units credited to a Reserve Account shall be adjusted appropriately by the Company in the event of any change in the Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and other like capital changes, but no adjustment shall be required by reason of any sales of shares of Stock by the Company at any price, whether below, at or above Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege or otherwise, and a Participating Director shall have no rights as a holder of Stock unless and until a certificate for shares of Stock is issued by the Company.

8.	PAYMENT OF ACCOUNT VALUE.
(a)    General. The Company shall, with respect to each Reserve Account for each Participating Director, cause to be delivered to such Participating Director (or any applicable alternate payee, as determined under the Plan or the applicable Election Agreement) as soon as practicable following the Payment Date, but in no event later than two and one-half (2.5) months following the last day of the Plan Year that includes the Payment Date, the Payment Date value of such Reserve Account, in the form of shares of Stock, so that for each single unit credited to the Reserve Account the Participating Director shall be entitled to payment in the form of a single share of Stock, pursuant to the express terms and conditions of the Plan and the applicable Election Agreement.
(b)    Disability. If a Payment Date occurs by reason of a determination by the Company that the Participating Director has become totally and permanently disabled (as defined in Code Section 409A), and if the disability is due to mental incapacity, the shares of Stock deliverable under the Plan and the applicable Election Agreement shall be issued in the name of and delivered to the Participating Director’s legally appointed personal representative. If no such representative has been appointed, then delivery shall be in the name of and to the Participating Director’s spouse, or if the Participating Director is then unmarried, such shares of Stock or dollar amount shall be held until the person(s) who would be entitled thereto, if the Participating Director were to die intestate, make proper claim of the Company for such shares of Stock or dollar amount.
(c)    Death. If a Payment Date occurs because the Participating Director died, the shares of Stock required to be delivered under the Plan and the applicable Election Agreement shall be issued not later than two (2) months following the end of the Plan Year in which the Participating Director died, in the name of and delivered to the Participating Director’s beneficiary (or beneficiaries) as designated in the applicable Election Agreement, or, if none are so designated, in the name of and to the legally appointed personal representative of the Participating Director’s estate. If no legal proceedings for such appointment have been instituted within sixty (60) days after receipt by the Company of notice of the Participating Director’s death, such delivery shall be in accordance with the last sentence of Paragraph 7(b) above.

9.
ADMINISTRATION. Directors of the Company who are not Eligible Directors shall be solely responsible for the administration of the Plan, but may delegate any portion of such responsibility that they determine to be appropriate. To the extent consistent with the terms of the Plan, such directors shall have the power to interpret any Plan provision, to prescribe, amend, and rescind rules and regulations relating to the Plan and to make all other determinations that it deems necessary or advisable to administer the Plan. Such directors shall be called the Directors’ Retainer Stock Plan Committee.

10.ERISA CLAIMS PROCEDURE. Claims for benefits other than death benefits will be determined under the following procedure regardless of whether the claimant is the participant, a beneficiary, or any other person.
(a)    All claims must be submitted in writing to the Plan administrator. The claimant must provide such documents and other information as the Plan administrator may request in order to make a determination on the claim.
(b)    The Plan administrator will make an initial determination on the claim within a reasonable period of time, but not later than 90 days after receipt of the claim, unless matters beyond the control of the plan administrator require an extension of time. If the Plan administrator determines that an extension of time is required, the Plan administrator will provide the claimant with written notice of the extension, the reasons for the extension, and the date by which the Plan administrator expects to make the initial claim determination. The extension may not be longer than an additional 90 days. The time periods will begin when the claim has been properly submitted to the Plan administrator for approval, even if the submission does not include all of the information necessary to make a determination on the claim.
(c)    If the initial claim determination is adverse, the Plan administrator will provide the claimant with written notice of the determination. The notice will include all of the following:
(i)    The reasons for the determination;
(ii)    A reference to the provisions of this Plan on which the determination is based;
(iii)    A description of additional documents or other information, if any, that might permit approval of the claim and an explanation of why the additional documents and other information are necessary; and
(iv)    A description of the claim review procedures and the time limits applicable to the review procedures, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on review.
(d)    If the claimant has not received notice of the initial claim determination or notice of an extension of time within the initial 90-day period, the determination is deemed to be adverse.
(e)    If the initial claim determination is adverse, the claimant may request review of the determination by written application to the Plan administrator within 60 days after the determination.
(i)    The claimant will have an opportunity to submit written comments, documents, and other information relevant to the claim. The claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim. The review will take into account all comments, documents, and other information submitted by the claimant relating to the claim, regardless of whether the information was submitted or considered in the initial benefit determination.
(ii)    The Plan administrator will make a determination on review within a reasonable period of time, but not later than 60 days after receipt of the application, unless special circumstances require an extension of time. If the Plan administrator determines that an extension of time is required, the Plan administrator will provide the claimant with written notice of the extension, the reasons for the extension, and the date by which the Plan administrator expects to make a determination on review. The extension may not be longer than an additional 60 days. If a reason for the extension is the claimant’s failure to provide documents or other information necessary to decide the claim, the period for making the benefit determination will be tolled from the day when notice of the extension is sent to the claimant until the day when the claimant provides the documents and other information.

(f)    If the determination remains adverse after review, the Plan administrator will provide to the claimant a written notice including all of the following:
(i)    The reasons for the determination;
(ii)    A reference to the provisions of this Plan on which the determination is based;
(iii)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim; and
(iv)    A statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.
(g)    If the claim involves a determination of disability, and the determination of disability is not to be made by a third party (such as the Social Security Administration, or an insurance company under a disability insurance policy), the special rules in this paragraph apply.
(i)    The initial determination will be made within 45 days (rather than 90 days). This period may be extended for up to 30 days if the Plan administrator determines that the extension is necessary due to matters beyond the control of the Plan administrator and notifies the claimant, before the end of the initial 45-day period, of the circumstances requiring the extension of time and the date by which the Plan administrator expects to make a determination. If, before the end of the first 30 day extension period, the Plan administrator determines that, due to matters beyond the control of the Plan administrator, a determination cannot be made within the first extension period, the period for making the determination may be extended for up to an additional 30 days if the Plan administrator notifies the claimant, before the end of the first 30 day extension period, of the circumstances requiring the extension and the date as of which the Plan administrator expects to make a determination. In the case of any extension under this subparagraph 10(g)(i), the notice of extension will specifically explain the standards for the determination of disability, the unresolved issues that prevent a determination on the claim, and the additional information needed to resolve those issues, and the claimant will be allowed at least 45 days to provide the specified information.
(ii)    If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the initial adverse determination, the notice of the determination will include either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of the rule, guideline, protocol, or other criterion will be provided free of charge to the claimant upon request.
(iii)    The time for requesting review of an initial adverse benefit determination will be 180 days (rather than 90 days). The time for making a determination on review will be 45 days (rather than 60 days), and the time for any extension will be 45 days (rather than 60 days). A committee appointed by the Plan administrator will review the initial adverse benefit determination. The committee will consist of three directors, officers, or employees who are neither an individual who made the initial adverse benefit determination nor a subordinate of that individual. The committee will have discretionary authority over the review, including the discretionary authority to interpret the terms and provisions of the Plan. The review will be conducted without deference to the initial adverse benefit determination. If the adverse determination under review was based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the committee will consult with a healthcare professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse determination that is under review nor the subordinate of any such individual. If the benefit determination remains adverse after review, the plan administrator will provide, upon request and free of charge, the identification of all medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the adverse determination, regardless of whether the advice was relied upon in making the determination.

(h)    A claimant may not commence legal action regarding any claim (i) before the claims procedure has been exhausted, including proper submission of the claim to the Plan administrator and proper request for review of any initial adverse determination, or (ii) more than two years after the final decision on review. Judicial review will be limited to review for abuse of discretion.

11.
OTHER BENEFITS. Except to the extent specifically provided in a Company retirement plan for Directors (if such a plan exists), or any other plan or arrangement maintained or sponsored by the Company, the Plan benefits to Eligible Directors (other than Retainer Fees) shall not be deemed to be compensation for the purpose of computing benefits under such retirement plan for Directors or other plan or arrangement.

12.STATUS OF ACCOUNT. The Company shall have full and unrestricted use of all property or amounts payable pursuant to the Plan, and title to and beneficial ownership of any assets which the Company may earmark to pay the amounts hereunder shall at all times remain in the Company, and no Eligible Director shall have any property interest whatsoever in any specific assets of the Company. The Reserve Account is not intended to be a trust account or escrow account for the benefit of a Participating Director or any other person, or an asset segregation for the benefit of a Participating Director or any other person. The sole right of a Participating Director, or a Participating Director’s heirs or personal representatives, is a right as an unsecured general creditor of the Company to claim any shares of Stock or dollar amount to which the Participating Director becomes entitled, pursuant to the terms and conditions of the Participating Director’s Election Agreement and the Plan. The Company shall provide each Participating Director with an annual report of his or her Reserve Account balance upon request. Such reporting shall be made each January.
13.AMENDMENT OR TERMINATION. The Company may, at any time and from time to time, terminate the Plan or make such amendments as it deems advisable; provided, however, that no such termination or amendment shall adversely affect or impair the contract rights of a Participating Director with respect to an effective Election Agreement, unless such Participating Director shall consent in writing to such termination or amendment; and, provided further, that no such amendment, without the approval of the Company’s shareholders, may materially increase the benefits accruing to Eligible Directors under the Plan, increase the number of shares of Stock distributed under the Plan, or materially modify the requirements as to eligibility under the Plan.
14.STOCK SUBJECT TO PLAN. The maximum number of shares of Stock that shall be reserved for issuance under the Plan shall be 200,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Paragraph 7(b) of the Plan.
15.Regulatory Restrictions. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Company, any stock exchange or stock market upon which the Stock is then listed or traded and any applicable Federal, state, or foreign securities law, and the Company may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
16.NON-PLAN DEFERRAL ARRANGEMENTS. The Company does not intend that this Plan replace or supersede any presently existing retainer deferral arrangement or preclude the Company from implementing additional deferral arrangements.
17.FUTURE DIRECTOR TERMS. Nothing in this Plan or in any Election Agreement shall obligate a director to continue as such, or to accept any nomination for a future term as a director of the Company, or require the Company to nominate or cause the nomination of the director for a future term as a director of the Company.
18.NO ALIENATION. No shares of Stock or dollar amount deliverable under the Plan or under an Election Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrances, or charge, other than by will or the laws of descent and distribution.

19.WITHHOLDING. The Company is entitled to withhold and deduct from any amounts due from the Company to a Participating Director, all legally required amounts necessary to satisfy any federal, state, or local withholding and employment-related taxes arising directly or indirectly in connection with the Plan or any Election Agreement, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director’s Reserve Account or Election Agreement.
20.INTERNAL REVENUE CODE SECTION 409A. All amounts payable under the Plan will be subject to Code Section 409A and the regulations or guidelines with respect to Code Section 409A. The Plan may be amended as reasonably necessary or desirable to legally minimize any adverse tax consequences to Participating Directors and/or the Company, and to preserve, to the fullest extent permissible, the economic provisions set forth in the Plan.

EXHIBIT A
FOR A DEFERRAL ELECTION TO BE EFFECTIVE, THIS AGREEMENT MUST BE SIGNED BY A DIRECTOR AND MUST BE RECEIVED BY THE COMPANY AT THE FOLLOWING LOCATION BEFORE THE END OF THE PLAN YEAR THAT PRECEDES THE PLAN YEAR SPECIFIED IN THIS ELECTION AGREEMENT: 2801 East Beltline NE, Grand Rapids, Michigan 49525.

UNIVERSAL FOREST PRODUCTS, INC.
ELECTION AGREEMENT

This Election Agreement is made between you and Universal Forest Products, Inc. (the “Company”), a Michigan corporation, pursuant to the terms of the Company’s Director Retainer Stock Plan (the “DRSP”). By completing this Election Agreement, you acknowledge that you have received a copy of the DRSP. All terms not specifically defined in this Election Agreement shall have the meanings set forth in the DRSP, unless the context clearly requires otherwise, and this Election Agreement shall be interpreted consistent with the terms of the DRSP.

This Election Agreement allows you to elect to defer all or a percentage portion of one or more of the following forms of compensation in the section with the corresponding number:

1.
Cash Director Retainer: The portion of your annual retainer fee that is to be paid to you in the form of cash for services as a director of the Company, which for the 2017 year is (N/A - Election made at 2016 year-end governs).

2.
Stock Director Retainer: The portion of your annual retainer fee that is payable in shares of the Company’s common stock for services as a director of the Company, which for the 2017 year is worth $93,750 (This represents ¾ of the annual stock retainer fee; the ¼ for the January 2017 meeting was not eligible for deferral), and

3.
Cash Committee Retainer: Any annual retainer fees that will be paid to you for services as a committee member on a committee of the Board of Directors of the Company, which includes any chairperson fee, as applicable. (N/A - Election made at 2016 year-end governs).

By completing this form, you agree to have the applicable form of compensation deferred until the earliest Payment Date specified pursuant to the terms of the DRSP. If a section of this form is not fully completed to specify the period for which the election applies, the deferral percentage, the payment event(s), and the form of payment, then no deferral election will be deemed effective for the applicable form of compensation.

Payment of amounts deferred will be made in the time and manner specified in the DRSP following the earliest to occur of your death, disability, or the Optional Payment Date, which you may designate by completing Section 4 of this Election Agreement. Payment of the amount deferred will be made in the form of Company Stock as soon as practicable after the occurrence of the applicable Payment Date, but in no event later than two and one-half (2.5) months following the last date of the year that includes the applicable Payment Date occurred. You may also designate a beneficiary under the DRSP by completing Section 5 of this Election Agreement.

1.
Cash Director Retainer Election. This election must be made before the beginning of the participant’s tax year(s) in which the compensation to be deferred is earned. This election is irrevocable after the beginning of the tax year(s) to which it applies.

Participant tax year(s) to which this election applies: N/A
Deferral percentage: N/A% of cash director retainer earned in the above tax year(s)

2.
Stock Director Retainer. This election must be made before the beginning of the participant’s tax year(s) in which the compensation to be deferred is earned. This election is irrevocable after the beginning of the tax year(s) to which it applies.

Participant tax year(s) to which this election applies: 2017
Deferral percentage: _________% of stock director retainer earned in the above tax year(s)

3.
Cash Committee Retainer. This election must be made before the beginning of the participant’s tax year(s) in which the compensation to be deferred is earned. This election is irrevocable after the beginning of the tax year(s) to which it applies.

Participant tax year(s) to which this election applies: N/A
Deferral percentage: N/A% of cash committee retainer (including any chairperson fee) earned in the above tax year(s)

4.	Optional Payment Date Designation
Optional Payment Date (select one, and if no selection is made, then you will be deemed to have selected the date of your Retirement from the Company):
□ First Anniversary of Retirement with the Company
□ Second Anniversary of Retirement with the Company
□ Third Anniversary of Retirement with the Company
□ Fourth Anniversary of Retirement with the Company
□ Fifth Anniversary of Retirement with the Company
□ The date of your Retirement with the Company
□ March 15, 20__

5.	Beneficiary Designation. The Director hereby designates the following beneficiary or beneficiaries.

6.
Stock Certificate Issuance. Certificates for that number of shares of Stock equal to the number of units in the Director's Reserve Account, rounded up to the next highest full unit, shall be issued and delivered to the Participating Director (or to certain other persons as provided in the DRSP or in this Election Agreement) as soon as practicable after the applicable Payment Date. Director understands that as long as he remains an Affiliate of the Company, he must comply with the restrictions placed on Affiliates by the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Company and Director have signed this Election Agreement on the dates stated below.

UNIVERSAL FOREST PRODUCTS, INC.

By: ___________________________
Its: ___________________________
Date: _________________________

DIRECTOR

______________________________
(Signature)
______________________________
(Print Name)
Date: _________________________